Exhibit 1.1

THE COMPANIES (JERSEY) LAW 1991

PUBLIC PAR VALUE COMPANY LIMITED BY SHARES

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

WALDENCAST PLC

(adopted upon continuance into Jersey)

THE COMPANIES (JERSEY) LAW 1991

PUBLIC PAR VALUE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

WALDENCAST plc

1	The name of the Company is Waldencast plc.

2	The Company is a public par value company limited by shares.

3	The Company is to be of unlimited duration.

4	The liability of each Member is limited to the amount unpaid on such Member’s shares.

5	The authorised share capital of the Company is US$112,500 divided into 1,000,000,000 Class A ordinary shares of a par value of US$0.0001 each, 100,000,000 Class B ordinary shares of a par value of US$0.0001 each and 25,000,000 Preference Shares of a par value of US$0.0001 each.

6	Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

THE COMPANIES (JERSEY) LAW 1991

PUBLIC PAR VALUE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

WALDENCAST PLC

1	Interpretation

1.1	In these Articles the Standard Table prescribed by the Statute does not apply to the Company and is expressly excluded in its entirety and, unless there is something in the subject or context inconsistent therewith:

“Amended and Restated Waldencast Partners LP Agreement”	means the amended and restated limited partnership agreement of Waldencast LP.

“Applicable Law”	means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person.

“Articles”	means these articles of association of the Company.

“Audit Committee”	means the audit committee of the Board established pursuant to the Articles, or any successor committee.

“Auditor”	means the person for the time being performing the duties of auditor of the Company.

“Board”	means the board of directors for the time being of the Company or the Directors present or deemed to be present at a duly convened meeting of the Directors at which a quorum is present.

“business day”	means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorised or obligated by law to close in Jersey or New York City.

“Clearing House”	means a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary interests/receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction, and includes the DTC Depositary.

“Class A Share”	means a class A ordinary share of a par value of US$0.0001 in the share capital of the Company.

“Class B Share”	means a class B ordinary share of a par value of US$0.0001 in the share capital of the Company.

“Company”	means the above named company.

“Company’s Website”	means the website of the Company and/or its web-address or domain name, if any.

“Compensation Committee”	means the compensation committee of the Board established pursuant to the Articles, or any successor committee.

“Designated Stock Exchange”	means any U.S. national securities exchange on which the securities of the Company are listed for trading, including the Nasdaq Stock Market LLC.

“Directors”	means the directors for the time being of the Company.

“distribution”	in relation to a distribution by the Company means a distribution as defined in the Statute including the direct or indirect transfer of an asset, to or for the benefit of a Member in relation to Shares held by a Member, and whether by means of a purchase of an asset, (unless the context requires otherwise) the redemption or other acquisition of Shares, a distribution of indebtedness or otherwise, and includes a Dividend.

“Disqualified Decision”	has the meaning given to it by Article 25.2.

“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.

“DTC”	means the Depositary Trust Company or any successor corporation.

“DTC Depositary”	means Cede & Co. and/or any other custodian, depositary or nominee of DTC which holds Shares under arrangements that facilitate the holding and trading of beneficial interests in such Shares in the DTC System.

“DTC Proxy”

means, in relation to any Shares held by the DTC Depositary, any person who is, for the purposes of any general meeting or resolution, appointed a proxy (whether by way of instrument of proxy, power of attorney, mandate or otherwise) by:

(a)   the DTC Depositary; or

(b)  a proxy, attorney or other agent appointed by any other person whose authority is ultimately derived (whether directly or indirectly) from the DTC Depositary.

“DTC System”	means the electronic system operated by DTC by which title to securities or interests in securities may be evidenced and transferred in dematerialised form.

“Electronic Communication”	Means a communication sent by electronic means, including electronic posting to the Company’s Website, transmission to any number, address or internet website (including the website of the Securities and Exchange Commission) or other electronic delivery methods as otherwise decided and approved by the Directors.

“Exchange Act”	means the United States Securities Exchange Act of 1934 or any similar U.S. federal statute and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

“Independent Director”	has the same meaning as in the rules and regulations of the Designated Stock Exchange or in Rule 10A-3 under the Exchange Act, as the case may be.

“Investor Rights Agreement”	means the Investor Rights Agreement, entered into on on or around the date of adoption of these Articles by and among the Company, Cedarwalk Skincare Ltd., Waldencast Long-Term Capital LLC and the guarantor of Cedarwalk Skincare Ltd’s obligations thereunder.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the memorandum of association of the Company.

“Nominating and Corporate Governance Committee”	means the nominating and corporate governance committee of the Board established pursuant to the Articles, or any successor committee.

“Officer”	means a person appointed by the Directors to hold an office in the Company.

“Ordinary Resolution”	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or by proxy at a general meeting, and includes a unanimous written resolution.

“Preference Share”	means a preference share of a par value of US$0.0001 in the share capital of the Company.

“Principal Register”	means the Company’s principal Register of Members that is maintained in Jersey.

“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated or the context otherwise requires) any branch register.

“Registered Office”	means the registered office for the time being of the Company.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Securities and Exchange Commission”	means the United States Securities and Exchange Commission.

“Share”	means a share in the Company and includes a fraction of a share in the Company.

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.

“Statute”	means the Companies (Jersey) Law 1991 and includes regulations and orders made under it.

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

“United Kingdom”	means the United Kingdom of Great Britain and Northern Ireland.

“Waldencast LP”	means Waldencast Partners LP, a Cayman Islands exempted limited partnership.

“Waldencast LP Common Units”	means limited partnership units of Waldencast LP that are redeemable at the option of the holder of such units and, if such option is exercised, exchangeable at the option of the Company for Class A Shares or cash in accordance with the terms of the Amended and Restated Waldencast Partners LP Agreement.

1.2	In the Articles:

(a)	words importing the singular number include the plural number and vice versa;

(b)	words importing the masculine gender include the feminine gender;

(c)	words importing persons include corporations as well as any other legal or natural person;

(d)	“written” and “in writing” include all modes of representing or reproducing words in visible form;

(e)	“shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)	the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)	headings are inserted for reference only and shall be ignored in construing the Articles;

(j)	“present in person” in relation to general meetings of the Company and to meetings of the holders of any class of Shares shall include present by attorney or by proxy or, in the case of a corporate Member, by representative;

(k)	the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect;

(l)	the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share;

(m)	any reference to:

(i)	rights attaching to any Share;

(ii)	Members having a right to attend and vote at general meetings of the Company;

(iii)	Dividends being paid, or any other distribution of the Company’s assets being made, to Members; or

(iv)	interests in a certain proportion or percentage of the issued share capital, or any class of share capital,

shall, unless otherwise expressly provided by the Statute, be construed as though any Treasury Shares held by the Company had to be cancelled;

(n)	a Special Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of these Articles or the Statute; and

(o)	references to the Memorandum or the Articles is a reference to the Memorandum or the Articles as amended from time to time.

2	Issue of Shares and other Securities

2.1	Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting), the Articles (including Article 14) and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividends or other distributions, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute, the Articles and Applicable Law) vary such rights.

2.2	The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company on such terms as the Directors may from time to time determine.

2.3	The Company may issue units of securities in the Company, which may be comprised of whole or fractional Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, upon such terms as the Directors may from time to time determine.

2.4	The Company shall not issue Shares to bearer.

2.5	The Company may by Special Resolution alter its Memorandum so as to increase its authorised share capital and make all such other alterations and amendments to its share capital as may be permitted by the Statute.

2.6	The share capital of the Company is as specified in the Memorandum and the Shares shall have the rights and are subject to the conditions set out in these Articles.

2.7	The par or nominal value paid up on any Share shall be transferred to a nominal capital account maintained in accordance with the Statute.

2.8	The premium (if any) paid up on any Share shall be transferred to a share premium account maintained in accordance with the Statute.

2.9	Unless otherwise specified in these Articles, a fraction of a Share shall be taken into account in determining the entitlement of a Member in regards to distributions, dividends or on winding up, but a fraction of a Share shall not entitle a Member to a vote in respect thereof.

3	Register of Members

3.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

3.2	The Directors may determine that the Company shall maintain in any country, territory or place one or more branch registers of Members resident in such country, territory or place and all or any of its other Members in accordance with the Statute. Any branch registers of Members shall not be maintained in the United Kingdom. The Board may (subject to the requirement that no branch register shall be kept in the United Kingdom) make and vary such regulations as it may think fit in relation to the keeping of any such branch register, including any regulations regarding the transfer of Shares from such branch register to the Principal Register, the transfer of Shares from the Principal Register to such branch register or the inspection of the branch register.

3.3	For so long as the Shares are listed on Nasdaq, all Members shall have their Shares registered on a branch register maintained in the United States of America (the “US Branch Register”) unless the Board otherwise resolves. The Board may take such action as it deems necessary to transfer any Shares from the Principal Register or any other Register of Members to the US Branch Register. Each Director (acting alone) will be deemed to have been appointed as the agent of any Member with Shares registered on any Register of Members other than the US Branch Register with full power to execute, complete and deliver, in the name of and on behalf of the Member, any transfer form or other documents necessary to transfer such Shares from the relevant Register of Members to the US Branch Register. Such appointment is:

(a)	made with effect from the later of (i) the holder becoming the holder of such Shares and (ii) any Share in the Company being listed on Nasdaq; and

(b)	irrevocable for a period of one year thereafter.

3.4	The Register of Members may be in any such form as the Directors may approve, but if it is in magnetic, electronic or other data storage format, the Company must be able to produce legible evidence of its contents. Until the Directors otherwise determine, the magnetic, electronic or other data storage form shall be the original Register of Members.

3.5	The Directors shall, subject always to the Statute and these Articles, have power to implement and/or approve any arrangements they may, in their absolute discretion, determine in relation to the evidencing of title to and transfer of interests in Shares in the form of depositary interests/receipts or similar interests, instruments or securities, and to the extent such arrangements are so implemented, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer thereof or the Share represented thereby. The Directors may from time to time take such actions and do such things as they may, in their absolute discretion, determine in relation to the operation of any such arrangements.

4	Closing Register of Members or Fixing Record Date

4.1	For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may, after notice has been given by advertisement in an appointed newspaper or any other newspaper or by any other means in accordance with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

4.2	In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

4.3	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

5	Certificates for Shares

5.1	Subject to the Statute, a Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued either to that Member or Members generally. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed in accordance with the Statutes. The Directors may authorise certificates to be issued with signature(s) or a Seal affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to the Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

5.2	The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

5.3	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

5.4	Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

5.5	Share certificates shall be issued within the relevant time limit as prescribed by the Statute, if applicable, or as the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law may from time to time require, whichever is shorter, after the allotment or, except in the case of a Share transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgement of a Share transfer with the Company.

5.6	For the avoidance of doubt, nothing in these Articles shall require title to any Shares or other securities to be evidenced by a certificate if the Statute (including, for the avoidance of doubt, the Companies (Transfers of Shares – Exemptions) (Jersey) Order 2014) and Exchange Act permit otherwise.

6	Transfer of Shares

6.1	Subject to the terms of the Articles (including Article 14(e)), any Member may transfer all or any of his Shares by an instrument of transfer provided that such transfer complies with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. If the Shares in question were issued in conjunction with rights, options or warrants issued pursuant to the Articles on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such option or warrant.

6.2	Subject to the terms of these Articles, the instrument of transfer of any Share shall be in writing in the usual or common form or in a form prescribed by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law or in any other form approved by the Directors and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee) and may be under hand or, if the transferor or transferee is a Clearing House or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

7	Redemption and Repurchase of Shares

7.1	Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares, except a redemption of Class B Shares pursuant to Article 14(g), shall be effected in such manner and upon such other terms as the Company may, by Special Resolution, determine before the issue of such Shares.

7.2	Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member.

7.3	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

8	Treasury Shares

8.1	Subject to the terms of an Ordinary Resolution to hold Shares as Treasury Shares as required by the Statute, the Directors may, prior to the purchase or redemption of any Share, determine that such Share shall be held as a Treasury Share.

8.2	The Directors may determine to cancel a Treasury Share, sell a Treasury Share or transfer a Treasury Share on such terms as they determine (including for nil consideration) in accordance with, and subject to, the Statute.

9	Variation of Rights of Shares

9.1	Subject to Article 2.1, if at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class, or with the approval of Special Resolution passed at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person may demand a poll.

9.2	For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

9.3	The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith or Shares issued with preferred or other rights, or by any purchase or redemption by the Company of its own Shares.

10	Commission on Sale of Shares

The Company may pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

11	Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

12	All shares to be fully paid up

The Company shall not issue any Shares unless such Shares are fully paid.

13	Transmission of Shares

13.1	If a Member dies, the survivor or survivors (where he was a joint holder), or their executor, administrator or legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

13.2	Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

13.3	A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles), the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

14	Ordinary Shares

The Class A Shares and Class B Shares shall vote together as a single class on all matters with one vote per share (subject to Articles 9 and 26) and shall rank parri passu in all respects save that;

(a)	the Class B Shares shall not have any economic rights;

(b)	Dividends and other distributions shall not be declared or paid on the Class B Shares;

(c)	in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of Class B Shares shall be entitled to receive the par value of such Class B Shares ratably on a per share basis with the Class A Shares. Other than as set forth in the preceding sentence, the holders of Class B Shares shall not be entitled to receive any assets of the Company in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

(d)	in the event of a merger, consolidation or other business combination requiring the approval of Members (whether or not the Company is the surviving entity) or a tender or exchange offer to acquire any Shares by the Company or by any third party pursuant to an agreement which the Company is a party, the holders of Class B Shares shall not be entitled to receive consideration consisting of cash or property (other than stock consideration) in respect of such shares in connection with any such merger, consolidation or other business combination;

(e)	no holder of Class B Shares shall be permitted to transfer Class B Shares other than as part of a concurrent transfer of an equal number of Waldencast LP Common Units made to the same transferee in compliance with the restrictions on transfer contained in the Amended and Restated Waldencast Partners LP Agreement;

(f)	the Company shall not issue additional Class B Shares;

(g)	each holder of a Waldencast LP Common Unit (other than the Company and its subsidiaries) shall, upon the terms and subject to the conditions set forth in the Amended and Restated Waldencast Partners LP Agreement, be entitled to surrender such Waldencast LP Common Units in exchange for Class A Shares, provided that the aggregate number of Class A Shares issued shall not exceed the number of Waldencast LP Common Units surrendered to Waldencast LP. Concurrently with the issuance of such Class A Shares, an equivalent number of Class B Shares held of record by the applicable holder shall, automatically and without further action on the part of the Company or any holder of Class B Shares (other than actions required under the Statute), be redeemed for no additional consideration.

(h)	No holders of Class B Shares shall be entitled to pre-emptive, subscription rights or similar rights.

15	Amendments of Memorandum and Articles of Association and Alteration of Capital

15.1	The Company may by Special Resolution:

(a)	increase its share capital by such sum as the Special Resolution shall prescribe and with such rights, priorities and privileges as may be set out in the Special Resolution, as the Company in general meeting may determine;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)	by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum;

(e)	convert its status to that of a no par value company;

(f)	cancel any Shares that at the date of the passing of the Special Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled;

(g)	change its name;

(h)	alter or add to the Articles;

(i)	alter or add to the Memorandum; and

(j)	reduce its share capital or any capital redemption reserve fund.

15.2	All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

16	Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine. The Company may not maintain an office or place of business in the United Kingdom, and any resolution or determination by the Directors to that effect shall be invalid and not binding on the Company.

17	General Meetings

17.1	All general meetings other than annual general meetings shall be called extraordinary general meetings.

17.2	An annual general meeting of the Company shall be held at least once in each calendar year in addition to any other meetings which may be held in that year, and such meeting shall be specified as an annual general meeting in the notices calling it. Not more than 18 months shall lapse between the date of one annual general meeting and the next.

17.3	General meetings shall be held at such time and place as the Directors shall appoint.

17.4	The Directors may call general meetings, and they shall on a Members’ requisition forthwith proceed to convene an extraordinary general meeting of the Company within 2 months of the date of the deposit of the requisition.

17.5	A Members’ requisition is a requisition of Members holding, at the date of deposit of the requisition, not less than 10% in par value of the issued Shares which as at that date carry the right to vote at general meetings of the Company.

17.6	The Members’ requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

17.7	If there are no Directors as at the date of the deposit of the Members’ requisition or if the Directors do not within 21 days from the date of the deposit of the Members’ requisition duly proceed to convene a general meeting to be held within a further 21 days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of the requisitionists, may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said 21 day period.

17.8	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

17.9	Members seeking to bring business before the annual general meeting or to nominate candidates for appointment as Directors at the annual general meeting must deliver notice to the Registered Office not less than 120 calendar days before the date of the Company’s proxy statement released to Members in connection with the previous year’s annual general meeting or, if the Company did not hold an annual general meeting the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s annual general meeting, then the deadline shall be set by the Board with such deadline being a reasonable time before the Company begins to print and send its related proxy materials.

18	Notice of General Meetings

18.1	At least fourteen clear days’ notice shall be given of any general meeting, including any general meeting at which a Special Resolution is proposed. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety per cent in par value of the Shares giving that right.

18.2	The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

19	Proceedings at General Meetings

19.1	No business shall be transacted at any general meeting unless a quorum is present. The holders of a majority of the Shares being individuals present in person shall be a quorum.

19.2	The Board may resolve to enable persons entitled to attend a general meeting to do so by participation by electronic means and the members participating in person by such means shall be counted in the quorum for and be entitled to speak and vote at the general meeting in question, provided that the chairman of the general meeting is satisfied that the member or members participating by electronic means can be identified and are able to:

(a)	communicate to all other persons attending the meeting, during the meeting, any information or opinions which they have on the business of the meeting and to have communicated to them any information or opinions which any other person attending the meeting may wish to communicate; and

(b)	vote, during the meeting, on any resolution on which they are entitled to vote which is put to the vote at the meeting and that their votes can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting

19.3	In the case of any general meeting the Board may, notwithstanding the specification in the notice of the place of the general meeting (the “principal place”) at which the chairman of the meeting shall preside, make arrangements for simultaneous attendance and participation at other places by members and proxies entitled to attend the general meeting but excluded from the principal place under the provisions of this Article. Such arrangements for simultaneous attendance at the meeting may include arrangements regarding the level of attendance at places other than the principal place provided that they shall operate so that any member and proxy excluded from attendance at the principal place is entitled to attend at one of the other places. For the purpose of all other provisions of these Articles any such meeting shall be treated as being held and taking place at the principal place.

19.4	The Board may, for the purpose of facilitating the organisation and administration of any general meeting to which any of the arrangements referred to in Articles 19.3 apply, from time to time make arrangements, whether involving the issue of tickets (on a basis intended to afford to all members and proxies entitled to attend the meeting an equal opportunity of being admitted to the principal place) or the imposition of some random means of selection or otherwise as the Board shall in its absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in their place and the entitlement of any member or proxy to attend a general meeting at the principal place shall be subject to such arrangements as may be for the time being in force whether stated in the notice convening the meeting to apply to that meeting or notified to the members concerned subsequent to the notice convening the meeting.

19.5	Without prejudice, and in addition, to the powers of the Board under Article 19.2, if it appears to the chairman that the meeting place specified in the notice convening the meeting is inadequate to accommodate all members entitled and wishing to attend, the meeting is duly constituted and its proceedings valid if the chairman is satisfied that adequate facilities are available to ensure that a member who is unable to be accommodated is able:

(a)	to participate in the business for which the meeting has been convened;

(b)	to hear all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise), whether in the meeting place or elsewhere; and

(c)	to be heard by all other persons present in the same way.

19.6	The Board may make any arrangement and impose any restriction it considers appropriate to ensure the security of a meeting including, without limitation, the searching of a person attending the meeting and the restriction of the items of personal property that may be taken into the meeting place. The Board is entitled to refuse entry to a meeting to a person who refuses to comply with these arrangements.

19.7	The Board may direct that members or proxies wishing to attend any general meeting should provide such evidence of identity and submit to such searches or other security arrangements or restrictions as the Board shall consider appropriate in the circumstances and shall be entitled in its absolute discretion to refuse entry to any general meeting to any member or proxy who fails to provide such evidence of identity or to submit to such searches or otherwise to comply with such security arrangements or restrictions or to eject any such member or proxy from any general meeting.

19.8	A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

19.9	If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such meeting a quorum ceases to be present, the meeting, if convened on a Members’ requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

19.10	The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the Board shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

19.11	If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

19.12	The chairman of the meeting may at any time without the consent of the meeting adjourn any general meeting (whether or not it has commenced or a quorum is present) either indefinitely or to another time or place where it appears to him that the Members wishing to attend cannot conveniently be accommodated in the place appointed for the meeting or where the conduct of persons present prevents or is likely to prevent the orderly continuation of business or where an adjournment is otherwise necessary or desirable so that the business of the meeting may be properly conducted. In addition the chairman of the meeting may with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time (or indefinitely) and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Where a meeting is adjourned indefinitely, the time and place for the adjourned meeting shall be fixed by the Board.

19.13	When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

19.14	When a general meeting is postponed for thirty days or more, notice of the postponed meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of a postponed meeting. All proxy forms submitted for the original general meeting shall remain valid for the postponed meeting. The Directors may postpone a general meeting which has already been postponed.

19.15	A resolution put to the vote of the meeting shall be decided on a poll.

19.16	A poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

19.17	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

20	Votes of Members

20.1	Subject to any rights or restrictions attached to any Shares, including as set out at Article 14, every Member present in any such manner shall have one vote for every Share of which he is the holder.

20.2	In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

20.3	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction regarding capacity, may vote by his curator, committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

20.4	No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

20.5	No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

20.6	Votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

20.7	A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

21	Proxies

21.1	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a body corporate or other non-natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

21.2	The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates and not earlier than 48 hours before the time appointed for the meeting or any adjourned meeting) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote. Unless the Directors otherwise resolve, no account shall be taken of any day or part thereof which is not a “working day” for the purposes of article 96(4B) of the Statute in determining any such 48 hour period.

21.3	The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

21.4	The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

21.5	Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

21.6	A proxy shall have the right to speak at general meetings.

22	DTC Arrangements

22.1	Subject to the Statutes, for the purpose of facilitating the giving of voting instructions for any general meeting by any person who holds, or holds interests in, beneficial interests in Shares that are held and traded in the DTC System:

(a)	each DTC Proxy may appoint (whether by way of instrument of proxy, power of attorney, mandate or otherwise) more than one person as its proxy in respect of the same general meeting or resolution provided that the instrument of appointment shall specify the number of Shares in respect of which the proxy is appointed and only one proxy may attend the general meeting and vote in respect of any one Share;

(b)	each DTC Proxy may appoint (by power of attorney, mandate or otherwise) an agent (including, without limitation, a proxy solicitation agent or similar person) for the purposes of obtaining voting instructions and submitting them to the Company on behalf of that DTC Proxy, whether in hard copy form or electronic form;

(c)	each instrument of appointment made by a DTC Proxy or its agent shall, unless the Company is notified to the contrary in writing at least three hours before the start of the meeting (or adjourned meeting), be deemed to confer on the relevant proxy or agent the power and authority to appoint one or more sub proxies or sub agents or otherwise sub delegate any or all of its powers to any person;

(d)	the Board may accept any instrument of appointment made by a DTC Proxy or its agent as sufficient evidence of the authority of that DTC Proxy or agent or require evidence of the authority under which any such appointment has been made; and

(e)	the Board may, to give effect to the intent of this Article:

(i)	make such arrangements, either generally or in any particular case, as it thinks fit (including, without limitation, making or facilitating arrangements for the submission to the Company of voting instructions on behalf of DTC Proxies, whether in hard copy form or electronic form);

(ii)	make such regulations, either generally or in any particular case, as it thinks fit, whether in addition to, or in substitution for, any other provision of these Articles; and

(iii)	do such other acts and things as it considers necessary or desirable (including, without limitation, approving the form of any instrument of appointment of proxy or agent, whether in hard copy form or electronic form).

22.2	If any question arises at or in relation to a general meeting as to whether any person has been validly appointed as a proxy or agent by a DTC Proxy or its agent to vote (or exercise any other right) in respect of any Shares:

(a)	if the question arises at a general meeting, the question will be determined by the chairman of the meeting in his sole discretion; or

(b)	if the question arises otherwise than at a general meeting, the question will be determined by the Board in its sole discretion.

The decision of the chairman of the meeting or the Board (as applicable), which may include declining to recognise a particular appointment as valid, will, if made in good faith, be final and binding on all persons interested.

23	Corporate Members

23.1	Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person(s) as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person(s) so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member. The Directors or chairperson of the meeting may require a representative of a non-natural person to produce certified copy evidence of their authority to act. Where more than one person is authorised to represent a body corporate and more than one person purports to exercise a power on behalf of that body corporate: if each such person purports to exercise the power in the same way, the power is treated as exercised in that way; and if each such person does not purport to exercise the power in the same way, the power is treated as not exercised.

23.2	If a Clearing House (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the Clearing House (or its nominee(s)) as if such person was the registered holder of such Shares held by the Clearing House (or its nominee(s)).

24	Directors

There shall be not less than 5 but no more than 15 Directors, the exact number of which shall initially be 9, provided however that the Company may, subject to the Statute, by Ordinary Resolution increase or reduce the limits in the number of Directors, provided that the number of Directors cannot be reduced below 5.

25	Powers of Directors

25.1	Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors. This Article 25.1 is subject to the provisions of Article 25.2.

25.2	Any decision of:

(a)	any meeting of the Directors at which the majority of Directors are physically present in the United Kingdom;

(b)	any meeting of the Directors at which the appointed chairman of the meeting is physically present in the United Kingdom;

(c)	any meeting of the Directors at which a quorum of Directors are present in the United Kingdom;

(d)	any Director acting alone on behalf of the Company while being physically present in the United Kingdom;

(e)	any resolution of the Directors in writing which is signed by a majority of Directors physically present in the United Kingdom at the time of signing or in respect of which the final signature is given by a Director physically present in the United Kingdom at the time of signing; or

(f)	any person or committee to whom the Directors have delegated their powers (including but not limited to any proxies or alternate Directors), which would fall within paragraphs (a) to (e) above,

(each such decision, a “Disqualified Decision”), in each case, shall be invalid and not binding on the Company.

25.3	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

25.4	The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to their surviving spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

25.5	The Directors may exercise all the powers of the Company to borrow money and to mortgage, create a security interest over or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

26	Appointment and Removal of Directors

26.1	There shall be a minimum number of 5 Directors of the Company provided that (i) at least one of whom shall be resident in Jersey, and (ii) there shall not be a majority of Directors resident (for United Kingdom tax purposes) in the United Kingdom at any one time. The maximum number of Directors appointed at any time shall be 15, and Directors of the Company must be natural persons.

26.2	The Directors shall, at the discretion of the Board, be divided into three classes, Class I Directors, Class II Directors and Class III Directors, such that each class is comprised of (i) an equal number of Directors if the total number of Directors appointed is an even number, or (ii) as close as possible to an equal number of Directors of the total number of Directors appointed is an odd number. The term of the initial Class I Directors assigned at the time of the filing of the Articles shall terminate on the date of the first general meeting of Members held following the date of the adoption of the Articles; the term of the initial Class II Directors assigned at the time of the adoption of the Articles shall terminate on the date of the second general meeting of Members held following the date of the adoption of the Articles; and the term of the initial Class III Directors assigned at the time of the adoption of the Articles shall terminate on the date of the third general meeting of Members held following the date of the adoption of the Articles or, in each case, and subject to the terms of the Investor Rights Agreement, upon such Director’s earlier resignation or removal. At each succeeding general meeting of Members beginning with the first general meeting of Members held following the date of the adoption of the Articles, successors to the class of Directors whose term expires at that general meeting shall be elected for a three-year term and until their successors are duly elected and qualified. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the directors of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A Director shall hold office until the general meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office, in each case, subject to the terms of the Investor Rights Agreement.

26.3	Subject to the terms of any other agreement between the parties (including any agreement which may grant specific Members a right to appoint Directors, including the Investor Rights Agreement), only the Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director, by the affirmative vote of a majority of the Directors then in office, even if less than a quorum, or by a sole remaining Director, provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

27	Vacation of Office of Director

The office of a Director shall be vacated if:

(a)	the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)	the Director absents himself (for the avoidance of doubt, without being represented by proxy) from three consecutive meetings of the Board without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

(c)	the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)	the Director ceases to be a director pursuant to the Statute or is disqualified

(e)	the Director is found to be or becomes of unsound mind; or

(f)	all of the other Directors (being not less than two in number) determine that he should be removed as a Director, either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

28	Proceedings of Directors

28.1	Subject to Article 25.2, the quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be a majority of the Directors then in office with at least two persons physically present in Jersey, one of whom must be the Director who is a Jersey resident. In any event, no quorum shall be constituted and any decisions taken shall be void unless at least two Directors are physically present in Jersey, one of whom must be the Director who is Jersey resident. For the avoidance of doubt, regardless of the number of Directors present, in the event that the majority of the Directors are physically present in the United Kingdom at the time of the meeting, no quorum shall be constituted and any decisions taken shall be void. A person who holds office as an alternate Director shall, if their appointor is not present, be counted in the quorum. A Director who also acts as an alternate Director shall, if their appointor is not present, count twice towards the quorum. Notwithstanding the foregoing, any decision regarding the transaction of any business of the Company which constitutes a Disqualified Decision shall be invalid and not binding on the Company.

28.2	Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall not have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of their appointer to a separate vote on behalf of their appointer in addition to their own vote. Notwithstanding the foregoing, any decision regarding the transaction of any business of the Company which constitutes a Disqualified Decision shall be invalid and not binding on the Company.

28.3	Meetings of the Directors shall be held at least quarterly, and shall be held only in Jersey. A person may participate in a meeting of the Directors or any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. The meeting shall be deemed to be held at the place where the chairman is physically present at the start of the meeting. Notwithstanding the foregoing, any decision regarding the transaction of any business of the Company which constitutes a Disqualified Decision shall be invalid and not binding on the Company.

28.4	If any Director (or alternate Director) participates in a meeting of Directors while physically present in the United Kingdom, then:

(a)	the meeting of the Board may only be for discussion and informational purposes, and the Board may not make any decision regarding the transaction of any business of the Company at the meeting itself; any decision shall instead be made by resolution in writing circulated upon adjournment of the meeting of the Board pursuant to paragraph (c);

(b)	the agenda and minutes of the meeting should confirm that the meeting of the Board is for discussion and informational purposes only; and

(c)	a resolution in writing shall be circulated upon adjournment of the meeting of the Board for execution by the Directors in accordance with Article 28.5.

28.5	Subject to Article 25.2, a resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution (an alternate Director being entitled to sign such a resolution on behalf of their appointor and if such alternate Director is also a Director, being entitled to sign such resolution both on behalf of their appointor and in their capacity as a Director) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held, provided that such resolution is not signed by a majority of Directors who, at the time of signing, are physically present in the United Kingdom. Notwithstanding the foregoing, any decision regarding the transaction of any business of the Company which constitutes a Disqualified Decision shall be invalid and not binding on the Company.

28.6	A Director or alternate Director may, or other Officer on the direction of a Director or alternate Director shall, call a meeting of the Directors by at least ten business days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by an individual Director (or their alternate) in respect of themselves only, either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis (save that the reference in Article 41.1 to the Register of Members shall be construed as a reference to the Company’s register of Directors).

28.7	The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors or the number of Directors required to hold office pursuant to Article 26.1, the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

28.8	The Directors may elect a chairman of their Board and determine the period for which he is to hold office. At any meeting of the Board, the Directors present may choose one of their number to be chairman of that meeting, provided that the chairman of the meeting must be physically present at the meeting in Jersey. Notwithstanding the foregoing, any decision regarding the transaction of any business of the Company which constitutes a Disqualified Decision shall be invalid and not binding on the Company.

28.9	All acts done by any meeting of the Directors or of a committee of the Directors (including any person acting as an alternate Director) shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director or alternate Director and/or had not vacated their office and/or had been entitled to vote, as the case may be. This Article 28.9 shall not apply where the defect in appointment, disqualification or lack of entitlement to vote was caused by a breach of the requirements of the Articles relating to a Director’s residence or physical presence.

29	Presumption of Assent

A Director or alternate Director who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director or alternate Director who voted in favour of such action.

30	Directors’ Interests

30.1	A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

30.2	A Director or alternate Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

30.3	A Director or alternate Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

30.4	No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director or alternate Director holding office or of the fiduciary relationship thereby established. A Director or alternate Director who has, directly or indirectly, an interest, including but not limited to, an interest specified in this Article 30.4 or Articles 30.1 to 30.3 in a transaction entered into or proposed to be entered into by the Company or by a subsidiary of the Company which to a material extent conflicts or may conflict with the interest of the Company and of which the Director or alternate Director is aware, shall disclose to the Company the nature and extent of their interest. Subject to the Statute, a Director (or their alternate Director in their absence) shall be at liberty to vote and count to the quorum in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

30.5	A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting and counting in the quorum on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

31	Minutes

The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of Officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors or alternate Directors present at each meeting.

32	Delegation of Directors’ Powers

32.1	The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors (including the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee). Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

32.2	The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

32.3	The Directors may adopt formal written charters for committees. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in the Articles and shall have such powers as the Directors may delegate pursuant to the Articles (which may include authority to sub-delegate all or any of the powers so delegated) and as required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, if established, shall consist of such number of Directors as the Directors shall from time to time determine (or such minimum number as may be required from time to time by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law). For so long as any class of Shares is listed on the Designated Stock Exchange, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee shall be made up of such number of Independent Directors as is required from time to time by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law.

32.4	The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

32.5	The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

32.6	The Directors may appoint such Officers (including, for the avoidance of doubt any secretary or assistance secretary) as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to the Statute and to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an Officer may be removed by resolution of the Directors or Members. An Officer may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

32.7	Any delegation of powers under this Article 32 is only valid if the respective board, committee, agency, agent or other person or body acts on behalf of the Company in accordance with the provisions made for the transacting of the business of the Company by the Directors in these Articles (in particular Articles 25 and 28 above). For the avoidance of doubt, any decision regarding the transaction of any business of the Company which constitutes a Disqualified Decision shall be invalid and not binding on the Company.

33	Alternate Directors

33.1	Any Director (but not an alternate Director) may by writing (and with the consent of (i) the Board, and (ii) any Member who has, pursuant to any other agreement between the parties, appointed such Director) appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by them. The requirements relating to a Director’s residence and physical presence shall apply mutatis mutandis.

33.2	An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which their appointor is a member, to attend and vote at every such meeting at which the Director appointing them is not personally present, to sign any written resolution of the Directors, and generally to perform all the functions of their appointor as a Director in their absence.

33.3	An alternate Director shall cease to be an alternate Director if their appointor ceases to be a Director.

33.4	Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

33.5	Subject to the provisions of these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for their own acts and defaults and shall not be deemed to be the agent of the Director appointing them.

34	No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed, a Director is not required to hold Shares.

35	Remuneration of Directors

35.1	The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

35.2	The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

36	Seal

36.1	The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some Officer or other person appointed by the Directors for the purpose.

36.2	The Company may have for use in any place or places outside Jersey a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

36.3	A Director or Officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in Jersey or elsewhere wheresoever.

37	Dividends, Distributions and Reserve

37.1	Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law.

37.2	Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

37.3	The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

37.4	The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

37.5	Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

37.6	The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

37.7	Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

37.8	No Dividend or other distribution shall bear interest against the Company.

37.9	Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

38	Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including, to the extent permitted by Statute, the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

39	Books of Account

39.1	The Directors shall, in accordance with the Statute, cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account shall be sufficient to show and explain the Company’s transactions and shall (i) disclose with reasonable accuracy, at any time, the financial position of the Company at that time; and (ii) enable the Directors to ensure that any accounts prepared by the Company under the Statute comply with the requirements of the Statute. Such books of account must be retained for a minimum period of ten years from the date on which they are prepared.

39.2	The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors.

39.3	The Directors shall, in accordance with the Statute, cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by the Statute.

39.4	The Directors shall deliver to the Registrar of Companies a copy of the accounts of the Company signed on behalf of the Directors by one of them together with a copy of the report thereon by the Auditors prepared in accordance with the Statute.

40	Audit

40.1	The Directors or the Company by Ordinary Resolution shall appoint an Auditor of the Company who shall hold office on such terms as the Directors determine or as stipulated by the Company by Ordinary Resolution in accordance with the Statute.

40.2	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

40.3	Auditors shall make a report on the accounts of the Company during their tenure in accordance with the Statute and otherwise upon request of the Directors.

40.4	Without prejudice to the freedom of the Directors to establish any other committee, if the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Directors shall establish and maintain an Audit Committee as a committee of the Directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law.

40.5	If the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest.

40.6	Subject to the Statute, the remuneration of the Auditor shall be fixed by the Audit Committee (if one exists).

40.7	If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

41	Notices

41.1	Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Notice may also be served by Electronic Communication in accordance with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or by placing it on the Company’s Website.

41.2	Subject to the Statute, a notice, a document or information may be sent or supplied by the Company to a Member by being made available on a website. A notice, a document or information sent or supplied by means of a website must be made available in a form, and by a means, that the Company reasonably considers will enable the recipient to read it and to retain a copy of it. If a notice, a document or information is sent or supplied by means of a website, the Company must notify the intended recipient of:

(a)	the presence of the notice, document or information on the website;

(b)	the address of the website and the place on the website where it may be accessed; and

(c)	how to access the notice, document or information.

41.3	Where a notice is sent by:

(a)	courier; service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier;

(b)	post; service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in Jersey) following the day on which the notice was posted;

(c)	cable, telex or fax; service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted;

(d)	e-mail or other electronic communication; service of the notice shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient; and

(e)	placing it on the Company’s Website; service of the notice shall be deemed to have been effected at the time the notification given pursuant to Article 41.2 is deemed delivered pursuant to this Article 41.3.

41.4	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

41.5	Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

42	Winding Up

42.1	If the Company shall be wound up, subject to the Articles (including Article 14), the liquidator (if any) or the Directors shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as the Directors or such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)	if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)	if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

42.2	If the Company shall be wound up the liquidator (if any) or the Directors may, subject to the rights attaching to any Shares and with the approval of a Special Resolution of the Company and any other approval required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator (if any) or the Directors may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator (if any) or the Directors, with the like approval, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

43	Indemnity and Insurance

43.1	To the fullest extent permitted by the Statute, every Director and Officer (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former Officer (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default. Subject to the Statute, no Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful neglect or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud, wilful neglect or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

43.2	The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

43.3	The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or Officer against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

44	Financial Year

Unless the Directors otherwise determine, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

45	Business Opportunities

45.1	To the fullest extent permitted by Applicable Law, no individual serving as a Director or an Officer (“Management”) shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by Applicable Law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for Management, on the one hand, and the Company, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by Applicable Law, Management shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its Members for breach of any fiduciary duty as a Member, Director and/or Officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company.

45.2	Except as provided elsewhere in this Article, the Company hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the Company and Management, about which a Director and/or Officer who is also a member of Management acquires knowledge.

45.3	To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Article to be a breach of duty to the Company or its Members, the Company hereby waives, to the fullest extent permitted by Applicable Law, any and all claims and causes of action that the Company may have for such activities. To the fullest extent permitted by Applicable Law, the provisions of this Article apply equally to activities conducted in the future and that have been conducted in the past.

46	Untraced Members

46.1	The Company shall, subject to the Statute, be entitled to sell the Shares of a Member or the Shares to which a person is entitled by virtue of transmission on death or bankruptcy or otherwise by operation of law if and provided that during the previous period of 12 years no communication has been received by the Company from the Member or the person entitled by transmission or otherwise by operation of law and no cheque or warrant sent by the Company through the post in a pre-paid letter addressed to the Member or to the person entitled by transmission or otherwise by operation of law to the Shares at the address on the Register of Members or otherwise supplied by him pursuant to these Articles or otherwise the last known address given by the Member or the person entitled by transmission or otherwise by operation of law to which cheques and warrants are to be sent has been cashed or other directed payment system has worked and at least three dividends in respect of the Shares in question have become payable and no dividend in respect of those Shares has been claimed.

46.2	To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of the said Shares and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission or otherwise by operation of law to such Shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of the sale shall belong to the Company which shall be obliged to account to the former Member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Member or other person in the books of the Company as a creditor for such amount which shall be a permanent debt of the Company. No trust shall be created in respect of the debt, no interest shall be payable in respect of the debt and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than Shares or the shares of its holding company if any) as the Directors may from time to time determine.